IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF MARYLAND
(BALTIMORE DIVISION)

In re:	*	(Chapter 11)

LUMINENT MORTGAGE CAPITAL, INC.,	*	Case No. 08-21389-DK
LUMINENT CAPITAL MANAGEMENT, INC.,		Case No. 08-21390-DK
MAIA MORTGAGE FINANCE STATUTORY TRUST,	*	Case No. 08-21391-DK
MERCURY MORTGAGE FINANCE STATUTORY TRUST,	*	Case No. 08-21392-DK
MINERVA CDO DELAWARE SPV LLC,	*	Case No. 08-21393-DK
MINERVA MORTGAGE FINANCE CORPORATION,	*	Case No. 08-21394-DK
OT REALTY TRUST,		Case No. 08-21395-DK
PANTHEON HOLDING COMPANY, INC., PROSERPINE, LLC,	*	Case No. 08-21396-DK Case No. 08-21397-DK
SATURN PORTFOLIO MANAGEMENT, INC.,	*	Case No. 08-21398-DK

Debtors.	*	(Jointly Administered Under
Case No. 08-21389-DK)
*           *           *           *           *           *           *           *           *           *           *           *           *

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF LUMINENT
MORTGAGE CAPITAL, INC. AND ITS AFFILIATED DEBTORS

Dated: May 5, 2009

HUNTON & WILLIAMS LLP
Peter S. Partee (admitted Pro Hac Vice)
Richard P. Norton (admitted Pro Hac Vice)
Scott H. Bernstein (admitted Pro Hac Vice)
200 Park Avenue, 53rd Floor
New York, NY  10166-0136

-and-

Michael G. Wilson (admitted Pro Hac Vice)
Thomas N. Jamerson (admitted Pro Hac Vice)
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
SHAPIRO SHER GUINOT & SANDLER Joel I. Sher, Bar No. 00719 36 South Charles Street 20th Floor Baltimore, Maryland 21201-3147

i

 TABLE OF CONTENTS
(Continued)

 TABLE OF CONTENTS
(Continued)

Page

11.12 Exculpation	30
11.13 Section 1145 Exemption	30
11.14 Section 1146 Exemption	30
11.15 Compliance with Tax Requirements	30
11.16 Further Actions	30
11.17 Severability of Plan Provisions	30
ARTICLE XII REQUEST FOR CONFIRMATION	31

SCHEDULES

Schedule 7.1	Executory Contracts to be Rejected

Plan Supplement	To be filed within five (5) days of the Ballot Deadline

ARTICLE I
INTRODUCTION

Luminent Mortgage Capital, Inc., Luminent Capital Management, Inc., Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust, Minerva CDO Delaware SPV, LLC, Minerva Mortgage Finance Corporation, OT Realty Trust, Pantheon Holding Company, Inc., Proserpine, LLC, and Saturn Portfolio Management, Inc., all debtors and debtors-in-possession under chapter 11 of title 11 of the United States Code, hereby propose this Second Amended Joint Plan of Reorganization for Luminent Mortgage Capital, Inc., and its Affiliated Debtors, dated as of the first date set forth above (the “Plan”).  Any agreements and/or other documents that are referenced in this Plan, but which are not attached as exhibits to this Plan, are available upon reasonable written request to counsel for the Debtors indicated on the first page of this Plan.

ARTICLE II
DEFINITIONS

2.1 Defined Terms. Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term shall have the meaning assigned to it below.

(a)     ACC Parties.  Arco and GGRE together shall be the ACC Parties.

(b)     ACC Released Parties.  The ACC Parties and their affiliates, and each of their respective officers, directors, managers, shareholders, investors, employees, attorneys, consultants, agents, advisors, and service providers and any person acting on its or their behalf and the successors and assigns of any of them.

(c)     ACC Settlement.  The agreement by and between the Debtors, on the one hand, and the ACC Parties, on the other, as set forth in this Plan, pursuant to which (i) the Debtors agreed to (A) grant releases to the ACC Released Parties, which releases are reflected in Section 9.2 of this Plan, and (B) propose a consensual Plan, which must include the releases for the ACC Released Parties from the Debtors, WaMu, all the Senior Noteholders, all holders of Subordinated TRUPS Claims, the Subordinated TRUPS Indentures Trustees and the Committee that are provided in Article IX hereof, and (ii) the ACC Parties agreed to (A) make the Cash Contribution to the Debtors’ Estates upon the Effective Date, provided that the Plan (i) has been accepted in accordance with Section 1126 of the Bankruptcy Code by Classes 4(a) and 5(a), and (ii) has been approved by the Court and includes the releases for the ACC Released Parties from the Debtors, WaMu, all Senior Noteholders, all holders of Subordinated TRUPS Claims, the Subordinated TRUPS Indentures Trustees and the Committee that are provided in Article IX hereof, (B) convert all DIP Claims, Class 2 Secured Claims and Class 4(a) General Unsecured Claims held by the ACC Parties into equity in the Reorganized Debtors, and, in exchange, release any and all liens or other rights related to the DIP Claims, the Class 2 Secured Claims and the Class 4(a) General Unsecured Claims held by the ACC Parties.   For the avoidance of doubt, the “ACC Settlement” shall refer only to the agreement defined in this Plan and in no way refers to, nor should it be construed as referring to, any other settlement, stipulation or agreement between such parties, whether written, oral or otherwise communicated.

(d)     Administrative Claim. All Claims for the costs and expenses of administering the Cases having priority under section 507(a)(2) of the Bankruptcy Code, including without limitation costs and expenses allowed under section 503(b) of the Bankruptcy Code, the actual and necessary costs and expenses of preserving the Debtors’ bankruptcy Estates and operating the business of the Debtors, any fees or charges assessed against the Estates under 28 U.S.C. § 1930, Professional Fee Claims, any Cure Claims, and any Claims allowed pursuant to section 507(b) of the Bankruptcy Code.

(e)     Allowed Claim.  Any Claim or Administrative Claim if and to the extent that (1) such Claim or Administrative Claim has not been withdrawn, paid or otherwise satisfied; (2) (A) a Proof of Claim for such Claim was filed or deemed filed on or before the applicable Claims Bar Date, (B) if no Proof of Claim was filed on or before the applicable Claims Bar Date, the Debtor against whom such Claim is asserted listed such Claim in its Schedules and did not list such Claim as disputed, contingent, or unliquidated, or (C) if such Claim is an Administrative Claim, an application or request for payment of such Administrative Claim was filed on or before the applicable Claims Bar Date, unless the Administrative Claim is for goods or non-professional services provided to the Debtors during the Cases in the ordinary course of business; and (3) (A) no objection to the allowance of such Claim has been filed or (B) the order allowing such Claim has become a Final Order.  Notwithstanding the foregoing sentence, a Claim or an Administrative Claim is an Allowed Claim to the extent it has been allowed by a Final Order of the Bankruptcy Court or allowed in this Plan.

(f)     Arco.  Arco Capital Corporation Ltd., a Cayman Islands exempted company.

(g)     Assets.  All of the right, title and interest of the Debtors in, to and under any and all assets and property, whether tangible, intangible, real or personal, that constitute property of the Debtors’ Estates within the meaning of section 541 of the Bankruptcy Code.

(h)     Ballot.  The ballot distributed to each eligible Holder of a Claim or Interest, on which ballot such Holder may, among other things, vote to accept or reject this Plan and/or make the Convenience Class Election.

(i)     Ballot Deadline.  The date set by order of the Bankruptcy Court by which Creditors entitled to vote to accept or reject this Plan must submit a Ballot.

(j)     Bankruptcy Code.  The United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as it may be amended from time to time.

(k)     Bankruptcy Court.  The United States Bankruptcy Court for the District of Maryland, Baltimore Division, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

(l)     Bankruptcy Rules.  The Federal Rules of Bankruptcy Procedure, as amended and promulgated under 28 U.S.C. § 2075, and the Local Rules of the Bankruptcy Court, as the same shall be applicable to these Cases.

(m)     Business Day.  A day other than Saturday, Sunday or a “legal holiday” within the meaning of Bankruptcy Rule 9006(a).

(n)     Cases.  The Chapter 11 bankruptcy cases commenced by the Debtors filing their Voluntary Petitions for Relief under Chapter 11 of the Bankruptcy Code on September 5, 2008.

(o)     Cash Contribution.  A contribution to be made by the ACC Parties to the Debtors’ Estates in the amount of $4 million less the amount of the Premium Financing Loan as authorized by that certain Order Authorizing Debtors to Obtain Post-Petition Secured Financing, dated May 7, 2009, on the later to occur of (i) June 15, 2009, or (ii) the date that is the first Business Day after the Effective Date, in accordance with the ACC Settlement and the terms of this Plan, provided, however, under no circumstances shall Arco be obligated to provide the Cash Contribution if the conditions precedent to the Effective Date have not occurred or been waived by Arco on or before July 30, 2009. For the avoidance of doubt, notwithstanding anything to the contrary in this Plan, the Disclosure Statement or otherwise, the ACC Parties aggregate funding obligation with respect to the Cash Contribution and Premium Financing Loan shall not exceed $4 million.

(p)     Causes of Action.  Any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether reduced to judgment, disputed or undisputed, secured or unsecured, existing or hereafter arising, in law, equity, or otherwise.

(q)     Claim.  Shall have the meaning assigned to that term in section 101(5) of the Bankruptcy Code.

(r)     Claims Bar Date.  The last date for a Person to file any Proof of Claim as established by the Bankruptcy Court pursuant to a Final Order.  The Claims Bar Date for applications or requests for payment of Administrative Claims arising prior to the Confirmation Date—other than Cure Claims and Administrative Claims for goods or non-professional services provided to the Debtors during the Cases in the ordinary course of business—shall be the first Business Day that is twenty (20) days after the Confirmation Date.  The Claims Bar Date for Rejection Claims, other than Claims arising as a result of the rejection of an Executory Contract pursuant to a Final Order of the Court entered prior to the Confirmation Date, shall be the date established pursuant to Section 7.3 of this Plan.  The Claims Bar Date for Proofs of Claim filed in with respect to an amendment to the Schedules shall be the first Business Day that is twenty (20) days after the date on which such amended Schedules are filed with the Bankruptcy Court.

(s)     Class.  A category of Claims or Interests as specified in Article III of this Plan.

(t)     Committee.  The Official Unsecured Creditor’s Committee or any other official committee which may be appointed by the Office of the United States Trustee in these Chapter 11 Cases pursuant to Bankruptcy Code section 1102.

(u)     Confirmation.  The entry by the Bankruptcy Court of the Confirmation Order confirming this Plan under the provisions of Chapter 11.

(v)     Confirmation Date.  The date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

(w)     Confirmation Hearing.  The hearing at which the Bankruptcy Court considers Confirmation of this Plan, as such hearing may be adjourned from time to time.

(x)     Confirmation Order. An order entered by the Bankruptcy Court confirming this Plan, which order is in form and substance reasonably acceptable to the Debtors and the ACC Parties.

(y)     Convenience Claim.  Any Unsecured Claim against the Debtors (i) that has an aggregate face amount of $75,000.00 or less, or (ii) for which the Holder has properly made the Convenience Class Election on a properly cast Ballot.

(z)     Convenience Class Election.  The election available to a Holder of one or more Unsecured Claims against the Debtors with aggregate face amounts in excess of $75,000.00 to opt into Class 5(a) and have such Claim(s) treated as a single Convenience Claim; provided, however, that in making such election, the Holder of Such Unsecured Claim(s) (i) has agreed to reduce the face amount of such Claim(s) for purposes of voting and distributions under this Plan to a single Claim against the Debtors in an amount equal to $75,000.00, (ii) has not made the Creditor Opt-Out Election, and (iii) has voted all Claims held by such Holder in favor of this Plan.

(aa)     Convenience Class Fund.  The fund to be established and funded in the amount of $100,000, which shall be maintained in trust and be available to make distributions to Holders of Allowed Convenience Class Claims in Class 5(a) and which shall not be considered or constitute property of the Reorganized Debtors.

(bb)     Creditor Opt-Out Election:  The election available to the Holder of an Unsecured Claim against the Debtors to elect (i) not to grant the releases provided for under Section 9.3 of this Plan and (ii) not to participate in distributions provided in Class 4(a), Class 5(a) or Class 6(a), as applicable.

(cc)     Creditor Released Parties.  The Senior Indenture Trustee and the Senior Noteholders and the Senior Noteholders’ affiliates, and each of their respective officers, directors, managers, shareholders, investors, employees, attorneys, consultants, agents, advisors, service providers and any person acting on its or their behalf and the successors and assigns of any of them, and WAMU.

(dd)     Creditors’ Committee.  The Official Committee of Unsecured Creditors of Luminent Mortgage Capital, Inc. and its Affiliated Debtors appointed by the Office of the United States Trustee pursuant to section 1102 of the Bankruptcy Code.

(ee)     Cure Claim.  A Claim based upon the Debtors’ defaults under an Executory Contract at the time the contract or lease is assumed by the Debtors under section 365 of the Bankruptcy Code.

(ff)     Cure Payment Objection.  A written pleading filed by the Holder of a Cure Claim that objects to the proposed cure amount set forth in the Cure Payment Schedule with respect to such Cure Claim and includes the legal and factual basis for such objection.

(gg)     Cure Payment Objection Deadline.  The first Business Day that is twenty (20) days after the date on which the Cure Payment Schedule is filed and served by the Debtors.

(hh)     Cure Payment Schedule.  The document that shall be filed with the Bankruptcy Court by no later than fifteen (15) days prior to the date on which the Confirmation Hearing is scheduled to be conducted, and served upon Persons entitled to notice pursuant to Bankruptcy Rule 2002, which indicates the amounts proposed by the Debtors to satisfy Cure Claims.

(ii)     Debtors.  The Debtors are Luminent and the Subsidiary Debtors.

(jj)     Designated Officers.  Designated Officers shall have the meaning ascribed thereto in Section 6.4 hereof.

(kk)     DIP Claims.  The Allowed secured, super-priority administrative and all other Claims held by Arco in its capacity as Lender under the DIP Facility.

(ll)     DIP Facility.  That certain Post-Petition Loan and Security Agreement, by and among the Debtors, as borrowers, and Arco, as lender, dated September 5, 2008, pursuant to which Arco provided post-petition financing up to $3.2 million, as amended from time to time.

(mm)     Disallowed Claim.  A Claim that has been disallowed pursuant to a Final Order or a provision of this Plan that provides that a Disputed Claim or Interest, as the case may be, shall not be an Allowed Claim.

(nn)     Disclosure Statement. The disclosure statement relating to this Plan as approved by the Bankruptcy Court as containing “adequate information,” as that term is defined in Bankruptcy Code section 1125(a)(1), and any exhibits annexed thereto and any documents delivered in connection therewith, as the same may be amended from time to time by any duly authorized amendment or modification.

(oo)     Disputed Claim.  Any Claim (1) that the Debtors listed in their Schedules as disputed, contingent or unliquidated, (2) that the Debtors did not list in their Schedules, or (3) to which a timely objection has been filed, which objection has not been withdrawn and has not been overruled or denied by a Final Order.  For purposes of this provision, any application, motion, complaint or other pleading or paper filed with the Bankruptcy Court seeking to subordinate or dismiss a Claim or an Administrative Claim shall be deemed an objection thereto.

(pp)     Disputed Claims Reserve.  A segregated account to be established and maintained by the Reorganized Debtors or their duly appointed disbursing agent into which account the Reorganized Debtors shall deposit all amounts reserved for the Holders of Disputed Claims in each Class under this Plan in accordance with Section 6.8 hereof.  All amounts on deposit from time to time in the Disputed Claims Reserve and all dividends, interest, and other earnings thereon, net of any applicable taxes and expenses, shall be held in trust for the exclusive benefit of Holders of Disputed Claims that subsequently become Allowed Claims and the Holders of Allowed Claims, until such time as all Allowed Claims have been paid the distributions to which such Holders are entitled under the terms of this Plan.

(qq)     Distribution Date. The first Business Day after the Effective Date.

(rr)     Effective Date.  If no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions precedent required to consummate the transactions contemplated by the ACC Settlement and this Plan have been satisfied or waived, or such earlier or later date as may reasonably be determined by the Debtors and the ACC Parties.

(ss)     Estates.  The estates created under Section 541 of the Bankruptcy Code in the Cases.

(tt)     Executory Contract.  Any executory contract or unexpired lease, subject to section 365 of the Bankruptcy Code, between the Debtors and any other Person or Persons, but specifically excluding all of the contracts and agreements entered into after the Petition Date and/or pursuant to this Plan.

(uu)     Final Order.  An order or judgment entered by the Bankruptcy Court that (1) has not been reversed, stayed, modified or amended, (2) is not the subject of a pending appeal or motion for review or reconsideration, (3) has not been and may no longer be appealed from or otherwise reviewed or reconsidered, other than under Bankruptcy Rule 9024 and/or Federal Rule of Civil Procedure 60, and (4) is final and non-appealable in accordance with Bankruptcy Rule 8002 or any other applicable law or rule.

(vv)     Financings.  (i) The Prepetition Financing Documents, (ii) the DIP Facility, (iii) the Premium Financing Loan (iv) that certain Credit Agreement dated as of June 16, 2008, by and between Arco, Saturn Portfolio Management, Inc. and Minerva Mortgage Finance Corporation as borrowers, Sovereign Bank, NA, as lender, and Luminent as guarantor, (v) the Senior Note Indenture, and (vi) that certain Promissory Note, dated May 15, 2008, made by Mercury Mortgage Finance Statutory Trust, Minerva Mortgage Finance Corporation and Luminent in the original principal amount of $13 million.

(ww)     GGRE.  GGRE, LLC, a Delaware limited liability company.

(xx)     Holder. The beneficial holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a beneficial holder of a Claim or Interest in such Class or of such type.

(yy)     Indentures. The Senior Note Indenture and the Subordinated TRUPS Indentures.

(zz)     Indenture Trustees. The Senior Note Trustee and the trustees under the Subordinated TRUPS Indentures.

(aaa)     Indenture Trustee Charging Lien:  Any Lien or other priority in payment or right available to the Indenture Trustees pursuant to the Indentures or applicable law related to the payment of the fees and expenses of the Indenture Trustees that are compensable under the Indentures.

(bbb)     Intercompany Claims:  Any Claim held by any of the Debtors against any other Debtor.

(ccc)     Interest.  Any stock or other equity ownership interest in one or more of the Debtors and all dividends and distributions with respect to such stock or interest and all rights, options, warrants, or other rights to acquire any stock or other equity ownership interest in the Debtors as of the Petition Date.

(ddd)     Interested Party Professionals.  Those professionals retained by the Debtors and the Creditors’ Committee pursuant to sections 327 or 328 of the Bankruptcy Code and an order of the Bankruptcy Court.

(eee)     Lien.  Shall have the meaning assigned to that term in section 101(37) of the Bankruptcy Code.

(fff)     Luminent.  Debtor Luminent Mortgage Capital, Inc., a Maryland corporation.

(ggg)     OT Put Agreement.  That certain Put Agreement dated as of January 22, 2008, by and among Arco and Luminent as purchasers, Debtor OT Realty Trust, the preferred shareholders party thereto, REIT Administration, LLC and Charles B. Harrison.

(hhh)     Other Secured Claims.  Any Secured Claim that is not an Arco Secured Claim.

(iii)     Person.  An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof or other entity.

(jjj)     Petition Date.  September 5, 2008, the date on which the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

(kkk)     Plan.  This Second Amended Joint Plan of Reorganization of Luminent Mortgage Capital, Inc. and its Affiliated Debtors, dated as of the date on the cover page hereof, filed and proposed by the Debtors, as the same may be amended or modified from time to time, including all exhibits and schedules hereto.

(lll)     Plan Supplement.  That certain compilation of documents and forms of documents, schedules and exhibits to be filed no later than five (5) Business Days before the Ballot Deadline, as such compilation may be amended, supplemented or modified from time to time in accordance with the terms hereof and the Bankruptcy Code and Bankruptcy Rules.  The Plan Supplement shall include, without limitation, the following documents: (a) new organizational documents for the Reorganized Debtors; (b) Schedule 7.1; and (c) disclosure with respect to identity and title of officers and directors of the Reorganized Debtors.

(mmm)       Premium Financing Loan.  The Loan in the amount not to exceed $305,000 made by Arco to the Debtors on or after May 5, 2009, pursuant to the terms of the DIP Facility.

(nnn)     Prepetition Arco Loan Agreements.  That certain Amended and Restated Credit Agreement dated as of September 26, 2007 as amended by the First Amendment to the Amended and Restated Credit Agreement dated as of December 7, 2007, the Second Amendment to the Amended and Restated Credit Agreement dated as of May 9, 2008, the Third Amendment to the Amended and Restated Credit Agreement dated as of June 16, 2008, by and among Luminent as borrower, each of the other Debtors as guarantors, and Arco as the lender, and those certain documents defined therein as “Related Documents.”

(ooo)     Prepetition GGRE Repo Agreements.  (i) That certain Master Repurchase Agreement dated as of August 14, 2007 between Saturn Portfolio Management, Inc., as seller, and GGRE, as buyer; (b) that certain Master Repurchase Agreement dated as of August 14, 2007 between Mercury Mortgage Finance Statutory Trust, Inc., as seller, and GGRE, as buyer; (c) that certain Master Repurchase Agreement dated as of August 14, 2007 between Minerva Mortgage Finance Corporation, as seller, and GGRE, as buyer; and (d) that certain Master Repurchase Agreement dated as of December 6, 2007 between Minerva CDO Delaware SPV LLC, as seller, and GGRE, as buyer, in each case with respect to the foregoing, including all amendments and confirmations with respect thereto.

(ppp)     Prepetition Financing Documents.  The Prepetition Arco Loan Agreements, the Prepetition GGRE Repo Agreements and the OT Put Agreement.

(qqq)     Priority Claims.  All Priority Non-Tax Claims and all Priority Tax Claims.

(rrr)     Priority Non-Tax Claims.  All Claims that are entitled to priority pursuant to section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Priority Tax Claims.

(sss)     Priority Tax Claim.  Any Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code.

(ttt)     Professional Fee Claim.  Any Claim for compensation or reimbursement of expenses arising pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Cases for services provided or expenses incurred on or before the Effective Date.

(uuu)     Proof of Claim.  Any written statement filed under oath in the Cases by the Holder of a Claim, other than an Administrative Claim, which statement (1) conforms substantially to Official Form 10, (2) states the amount and basis of such Holder’s Claim, and (3) attaches or sufficiently identifies all documentation evidencing or otherwise supporting the Claim.

(vvv)     Ratable Portion.  With reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims in such Class.

(www) Rejection Claim.  Any Claim for damages arising as a proximate result of the rejection of an Executory Contract under section 365 of the Bankruptcy Code.

(xxx)     Released Parties:  The ACC Released Parties, the members of the Committee, and any attorney or other professional for the Committee appointed in these cases, the Debtors, and any officer, director or employee of, or attorney or other professional for, the Debtors if such officer, director, employee or professional served in such capacity on or after the Petition Date.

(yyy)     Reorganized Debtor(s).  The Debtors, or each of them individually, on or after the Effective Date.

(zzz)     Reorganized Equity Units.  The common shares, membership interests or other common equity interests of Luminent after it becomes a Reorganized Debtor.

(aaaa)   Retained Claims.  Any claim or cause of action arising under the Bankruptcy Code or applicable non-bankruptcy law that is property of the Debtors’ Estates, which includes any claim or cause of action arising under Chapter 5 of the Bankruptcy Code.

(bbbb) Schedules.  The schedules of assets and liabilities filed by the Debtors pursuant to Bankruptcy Rule 1007(b), as they may be amended by the Debtors from time to time.

(cccc) Secured Claim.  Any Claim against a Debtor (1) to the extent such Claim is reflected in the Schedules or upon a Proof of Claim as a secured claim, and which is secured by a Lien on any Assets to the extent of the value of such Assets, as determined in accordance with section 506(a) of the Bankruptcy Code, or (2) to the extent the Holder of such Claim has a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

(dddd) Senior Indenture Trustee.  Wells Fargo Bank, N.A., solely in its capacity as trustee with respect to the Senior Note Indenture.

(eeee) Senior Indenture Trustee Released Parties.  The Senior Indenture Trustee and its respective officers, directors, managers, employees, attorneys, consultants, agents and advisors, and any person acting on its or their behalf and the successors and assigns of any of them.

(ffff)   Senior Note Claims.  The Claims held by the Holders of the Convertible 8.125% Senior Notes issued pursuant to the Senior Note Indenture.  Any distribution on account of the Senior Note Claims made pursuant to this Plan shall be made to the Senior Indenture Trustee pursuant to the Senior Note Indenture and remain subject to the Indenture Trustee Charging Lien of the Senior Indenture Trustee.  As of the Effective Date, the Senior Note Claims shall be Allowed Claims in an amount to be agreed upon by the Debtors and the Senior Indenture Trustee prior to the Effective Date.

(gggg) Senior Note Indenture.  That certain Indenture dated as of June 5, 2007, by and between Luminent as issuer, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Corporation, and Saturn Portfolio Management, Inc., each as guarantors, and the Senior Indenture Trustee, pursuant to which Luminent issued its 8.125% Convertible Senior Notes.

(hhhh)  Senior Noteholders.  The Holders of the 8.125% Convertible Senior Notes issued pursuant to the Senior Note Indenture.

(iiii)    Subordinated TRUPS Claim.  Any Claim against one or more of the Debtors based upon any of the debt instruments or securities issued pursuant to, or in conjunction with, either of the Subordinated TRUPS Indentures.

(jjjj)    Subordinated TRUPS Indentures.  Both (i) that certain Junior Subordinated Indenture between Luminent Mortgage Capital, Inc. and JPMorgan Chase Bank, National Association, as Trustee, dated March 15, 2005, and (ii) that certain Junior Subordinated Indenture between Luminent Mortgage Capital, Inc. and Wilmington Trust Company, as Trustee, dated December 15, 2005.

(kkkk) Subordinated TRUPS Indentures Trustees.  Both JPMorgan Chase and Wilmington Trust Company, each in their respective capacity as trustee under the Subordinated TRUPS Indentures.

(llll)     Subsequent Unsecured Distribution Amount.  An amount equal to $200,000 to be paid by the Reorganized Debtors to Holders of Allowed Class 4(a) Claims (other than the ACC Released Parties) upon receipt of net proceeds of at least $200,000 (i) from the income tax refund from the State of California or the United States Treasury for the 2007 tax year that the Reorganized Debtors anticipate receiving after the Effective Date or (ii) from the recovery on account of any claims or causes of action belonging to the Debtors or the Estates, including the Retained Claims.  For the avoidance of doubt, the amount held by the Reorganized Debtors for the purpose of funding the Subsequent Unsecured Distribution Amount shall be held in trust for the benefit of the Holders of Allowed Claims in Class 4(a) and shall not be considered or constitute property of the Reorganized Debtors.

(mmmm)     Subsidiary Debtors. The Subsidiary Debtors are Luminent Capital Management, Inc., Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust, Minerva CDO Delaware SPV, LLC, Minerva Mortgage Finance Corporation, OT Realty Trust, Pantheon Holding Company, Inc., Proserpine, LLC, and Saturn Portfolio Management, Inc.

(nnnn)     Taberna Action.  That certain action pending in the Supreme Court of the State of New York, New York County: Civil Term: Part 3, captioned Taberna Capital Management, LLC, as Plaintiff, against, Luminent Mortgage Capital, Inc., Arco Capital Corporation LTD., Arco Capital Management LLC, Arco Lum Holdings Ltd., Gramercy Advisors, Inc., Craig A Cohen, Jay A Johnston, Francesco Piobanetti, Zachary H. Pashel, Bruce A. Miller, Frank L. Raiter and Joseph E. Whitters, as Defendants, Index No. 602080/2008.

(oooo) TRUPS Distribution Fund.  The fund to be established and funded in accordance with Section 6.1 of this Plan in the amount of $100,000, which shall be maintained in trust and be available to make distributions to Holders of Allowed Class 6(a) Claims.

(pppp) Unclassified Claim.  A Claim that is not classified under this Plan, viz., Administrative Claims and Priority Tax Claims.

(qqqq) Unsecured Claim.  Any Claim that is (1) not a Secured Claim, (2) not a Priority Claim, (3) not an Administrative Claim, (4) not a Convenience Claim, (5) not a Subordinated TRUPS Claim, or (6) that is not based in whole or in part on the Holder’s purchase or ownership of an Interest in the Debtors.

(rrrr)  Unsecured Distribution Fund.  The fund to be established and funded in accordance with Section 6.1 of this Plan in the amount of $2,800,000, which shall be maintained in trust and be available to make distributions to Holders of Allowed Class 4(a) Claims (other than the ACC Parties).

(ssss)  WAMU.  WAMU Capital Corporation.

(tttt)  WAMU Term Note. That certain Promissory Note, dated, May 15, 2008, in the original principal amount of $13,000,000, held by WAMU representing a portion of the deficiency claims with respect to repurchase agreements with Mercury Mortgage Finance Statutory Trust and Minerva Mortgage Finance Corporation that were guaranteed by Luminent and that were previously closed out by WAMU following a default and/or an event of default thereunder.

(uuuu) Working Capital Reserve.  A $150,000 reserve to be established on the Effective Date from the proceeds of the Cash Contribution for the purpose of providing working capital sufficient to fund the operations of the Reorganized Debtors.

2.2           Undefined Terms.  Terms used herein but not defined above shall have the meanings assigned to them, if any, in the Bankruptcy Code and/or the Bankruptcy Rules.

2.3           Exhibits.  All exhibits to this Plan are incorporated by reference and made a part of this Plan as if set forth in full herein.

ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes.  Article IV describes the treatment of Administrative Claims and Priority Tax Claims.  For the purposes of this Plan, Holders of Claims against, or Interests in, the Debtors are classified as follows in accordance with section 1122(a) of the Bankruptcy Code:

3.1 Class 1 – Priority Non-Tax Claims.  Class 1 consists of all Allowed Priority Non-Tax Claims.

3.2 Class 2 – Secured Claims of ACC Parties.  Class 2 consists of all Allowed Secured Claims held by the ACC Parties that arise under the Prepetition Financing Documents and that are secured by Liens on any Assets, which Liens were granted under (a) the Prepetition Financing Documents, and/or (b) any other related documents or agreements.

3.3 Class 3 – Other Secured Claims.  Class 3 consists of all Allowed Other Secured Claims, if any.

3.4 Class 4(a) – General Unsecured Claims Against the Debtors.  Class 4(a) consists of all Allowed Unsecured Claims against the Debtors to the extent the Holders of such Claims have not made the Creditor Opt-Out Election.

3.5 Class 4(b) – General Unsecured Opt-Out Claims Against the Debtors.  Class 4(b) consists of all Allowed Unsecured Claims against the Debtors to the extent the Holders of such Claims have made the Creditor Opt-Out Election.

3.6 Class 5(a) –Convenience Class Claims.  Class 5(a) consists of all Allowed Convenience Claims against the Debtors to the extent the Holders of such Claims have not properly made the Creditor Opt-Out Election.

3.7 Class 5(b) –Convenience Class Opt-Out Claims.  Class 5(b) consists of all Allowed Convenience Claims against the Debtors to the extent the Holders of such Claims have made the Creditor Opt-Out Election.

3.8 Class 6(a) – Subordinated TRUPS Claims.  Class 6(a) consists of all Allowed Subordinated TRUPS Claims.

3.9 Class 7 – Interests.  Class 7 consists of all Interests.

ARTICLE IV
TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS

4.1 Administrative Claims. On the Distribution Date, or as soon thereafter as is reasonably practicable, the Holder of each Administrative Claim that is an Allowed Claim shall receive, in full and final satisfaction of such Holder’s Allowed Claim, cash in an amount equal to the unpaid portion of such Allowed Claim, or some other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Administrative Claim; provided, however, that Administrative Claims for goods or non-professional services provided to the Debtors during the Cases in the ordinary course of the Debtors’ business shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

4.2 Priority Tax Claims.  Unless a Final Order otherwise provides, on the Distribution Date, or as soon thereafter as is reasonably practicable, each Holder of a Priority Tax Claim that is an Allowed Claim shall receive, at the Debtors’ discretion and in full and final satisfaction of such Holder’s Allowed Claim, (a) cash in an amount equal to the unpaid portion of such Allowed Claim, (b) payment of such Allowed Claim over a period not to exceed five (5) years with interest, or (c) some other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Priority Tax Claim.  Notwithstanding the foregoing, the Holder of an Allowed Priority Tax Claim shall not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim.  Any Claim or demand for any such penalty (a) will be subject to treatment as an Unsecured Claim or a Convenience Claim, if and to the extent an Allowed Claim, and (b) the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such amounts from the Reorganized Debtor or the Assets.

4.3 Full Satisfaction, Discharge and Release.  The payments, distributions and other treatment afforded to Holders of Allowed Administrative Claims and Allowed Priority Tax Claims under this Article IV shall be in full and complete satisfaction, discharge and release of such Allowed Claims.

ARTICLE V
TREATMENT AND IMPAIRMENT OF CLASSES

5.1 Class 1 – Priority Non-Tax Claims.  On the Effective Date, the Holders of Allowed Claims in Class 1 shall receive (x) all amounts to which such Holder is entitled on account of such Allowed Claim on the later of (i) the Distribution Date, or as soon thereafter as is reasonably practicable, and (ii) the date when such Allowed Claim becomes due and payable according to its terms and conditions, or (y) such other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Priority Non-Tax Claim.

Class 1 is an unimpaired Class and conclusively deemed to have voted to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.2 Class 2 – Secured Claims of the ACC Parties.  On the Distribution Date, Arco or its designee shall receive in full and final satisfaction of the Class 2 Claims held by the ACC Parties 46% of the Reorganized Equity Units.

Class 2 is an impaired Class and is entitled to vote on this Plan.

5.3 Class 3 – Other Secured Claims.  On the Effective Date, the Holders of Allowed Claims in Class 3 shall receive (x) all amounts to which such Holder is entitled on account of such Allowed Claim on the later of (i) the Distribution Date, or as soon thereafter as is reasonably practicable, and (ii) the date when such Allowed Claim becomes due and payable according to its terms and conditions, or (y) such other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Class 3 Claim.

Class 3 is an unimpaired Class and conclusively deemed to have voted to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.4 Class 4(a) – General Unsecured Claims.  On the Distribution Date, or as soon thereafter as is reasonably practicable, but in no event later than the thirtieth (30th) day after the Effective Date, each Holder of an Allowed Claim in Class 4(a) shall receive (x)(i) its Ratable Portion of the Unsecured Distribution Fund, plus (ii) its Ratable Portion of the Subsequent Unsecured Distribution Amount, plus (iii) its Ratable Portion of 29% of the Reorganized Equity Units, or (y) such other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Claim.  For the avoidance of doubt, no distribution shall be made to the ACC Released Parties on account of their Class 4(a) Claims.

Class 4(a) is an impaired Class and is entitled to vote on this Plan.

5.5 Class 4(b) – General Unsecured Opt-Out Claims.  Holders of Allowed Claims in Class 4(b) shall receive no property or distribution under this Plan on account of such Allowed Claims.

 Class 4(b) is an impaired Class and conclusively deemed to have voted to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.6 Class 5(a) –Convenience Claims.  On the Distribution Date, or as soon as reasonably practical thereafter, but in no event later than the thirtieth (30th) day after the Effective Date, each Holder of an Allowed Claim in Class 5(a) shall receive (x) its Ratable Portion of the Convenience Class Fund, or (y) such other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Claim.

Class 5(a) is an impaired Class and is entitled to vote on this Plan.

5.7 Class 5(b) – Convenience Opt-Out Claims.  Holders of Allowed Claims in Class 5(b) shall receive no property or distribution under this Plan on account of such Allowed Claims.

Class 5(b) is an impaired Class and conclusively deemed to have voted to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.8 Class 6(a) –  Subordinated TRUPS Claims.  On the Distribution Date, or as soon thereafter as is reasonably practicable, but in no event late than the thirtieth (30th) day after the Effective Date, each Holder of an Allowed Claim in Class 6(a) shall receive (x)(A)(i) its Ratable Portion of the Unsecured Distribution Fund, plus (ii) its Ratable Portion of the Subsequent Unsecured Distribution Amount, plus (iii) its Ratable Portion of 29% of the Reorganized Equity Units, provided, however, that the distributions under the foregoing sub-clauses (x)(A)(i)-(iii) allocable to the Holders of Allowed Subordinated TRUPS Claims shall be paid directly to the Senior Indenture Trustee for further distribution to the holders of Senior Note Claims to the extent necessary to comply with the contractual subordination provisions in the Subordinated TRUPS Indenture or Senior Note Indenture, and (B) its Ratable Portion of (i) the TRUPS Distribution Fund and (ii) 5% of the Reorganized Equity Units, which distributions under the foregoing sub-clauses (x)(B)(i)-(ii) shall be paid directly to the Subordinated TRUPS Trustees for distribution to the Holders of Allowed Subordinated TRUPS Claims and shall not be subject to the contractual subordination provisions in the Subordinated TRUPS Indenture or Senior Note Indenture, or (y) such other, less favorable treatment as is agreed upon by the Debtors and the Holder of such Allowed Claim.

Class 6(a) is an impaired Class and is entitled to vote on this Plan.

5.9 Class 7 –  Interests.  On the Effective Date, Interests in the Debtors shall be cancelled and the Holders of such Interests shall receive no property or distribution under this Plan on account of such Interests.

Class 7 is an impaired Class and conclusively deemed to have voted to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.10 Full Satisfaction, Discharge and Release.  The payments, distributions and other treatment afforded to Holders of Allowed Claims and Interests under this Article V shall be in full and complete satisfaction, discharge and release of such Allowed Claims or Interests.

ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Implementation of ACC Settlement.

(a)    On the later to occur of (i) June 15, 2009, or (ii) the date that is the first Business Day after the Effective Date, the ACC Parties and the Debtors or Reorganized Debtors, as applicable, shall execute the documents required to close and perform the transactions contemplated by the ACC Settlement, including without limitation documents in connection with the Cash Contribution and the waiver by Arco of all DIP Claims and release of all related Liens in the Assets.  For the avoidance of doubt, the ACC Released Parties shall release all Claims, whether secured, administrative or unsecured, against the Debtors or their estates or properties including Claims as Holders of the Senior Notes, Unsecured Claims or Deficiency Claims in exchange for (i) the treatment provided to the ACC Parties on account of the Class 2 Claims for which they are the Holder, and (ii) the releases provided to the ACC Released Parties enumerated in Article IX of this Plan, and (iii) the other consideration provided under this Plan.

(b)    On the Effective Date, the Cash Contribution shall be used to make the payments contemplated by this Plan, including the payments necessary to fund (i) the Unsecured Distribution Fund, (ii) the Convenience Class Fund, (iii) the Working Capital Reserve, and (iv) the TRUPS Distribution Fund.  For the avoidance of any doubt, that portion of the Cash Contribution used to fund the Unsecured Distribution Fund, the Convenience Class Fund and the TRUPS Distribution Fund shall be maintained in trust for the Holders of Allowed Claims in Classes 4(a), 5(a) and 6(a), respectively, and shall not be considered or constitute property of the Reorganized Debtors.

6.2 Substantive Consolidation.  On the Effective Date, the Cases and the Debtors and their estates shall be deemed to be substantively consolidated for voting and distribution purposes only under this Plan.  The assets and liabilities of the Debtors shall be pooled and all Claims shall be satisfied from the assets of a single consolidated estate.  Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise, of Claims against another Debtor shall be treated as a single Claim against the consolidated estate of the Debtors and shall be entitled to Distributions under this Plan only with respect to such single Claim.

6.3 Cancellation of Intercompany Claims.  On the Effective Date, all Intercompany Claims shall be eliminated and extinguished.

6.4 Conversion of Luminent to a Private Company, Issuance of Reorganized Equity and Dissolution of Certain Subsidiary Debtors.  Effective as of the Effective Date, the existing Interests of Luminent shall be cancelled and Luminent shall issue the Reorganized Equity Units and shall take such other steps as are necessary to memorialize the conversion from a public to a private company.  The Reorganized Equity Units shall be distributed as follows: (i) 46% to Arco, or its designee, on account of Arco’s Allowed Class 2 Claims; and (ii) 29% to Holders of Allowed Unsecured Claims in Class 4(a), or to the Disputed Claims Reserve to the extent that Disputed Unsecured Claims exist; (iii) 5% to Holders of Allowed Subordinated TRUPS Claims in Class 6(a); and (iv) 20% to Reorganized Luminent to be distributed to certain of the Debtors’ officers on account of Allowed Administrative Claims held by such officers.  Effective as of the Effective Date, certain of the Subsidiary Debtors shall be dissolved.

6.5 Continued Corporate Existence and Vesting of Assets.

(a)     Except as otherwise provided herein, the Debtors will, as the Reorganized Debtors, continue to exist after the Effective Date as separate entities, with all the powers of a corporation, limited liability company, partnership or limited partnership, as appropriate, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  The following will occur and be effective as of the date specified in the documents effectuating this Plan or as of the Effective Date, if no other effective date is specified in the documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of the Debtors: (i) the adoption of new or amended and restated bylaws and certificates of incorporation; (ii) the distribution of cash pursuant to this Plan; (iii) the establishment of the Disputed Claims Reserve; (iv) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to this Plan; (v) the issuance of the Reorganized Equity Units; (vi) the dissolution of certain of the Subsidiary Debtors; and (vii) the other matters provided for under this Plan involving the corporate structure of the Debtors or the Reorganized Debtors or any corporate action to be taken by or required of the Debtors or Reorganized Debtors.

(b)     Except as otherwise provided herein, on the Confirmation Date, all property of the Estates, including the Retained Claims, shall, in accordance with section 1141(c) of the Bankruptcy Code, vest in the Reorganized Debtors, free and clear of all Liens, Claims, and Interests.  On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or Confirmation Order.  Without limiting the foregoing, each of the Reorganized Debtors may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

6.6 Amendments to Certificate of Incorporation.  As of the Effective Date and except as otherwise provided herein, the Debtors’ certificates of incorporation, or similar governing documents, will be amended to the extent required by section 1123(a)(6) of the Bankruptcy Code and to comply with any other provisions of this Plan and shall be set forth in the Plan Supplement.

6.7 Delivery of Distributions; Undeliverable Distributions.

(a)    Subject to Sections 6.7(c) and (d) of this Plan, distributions to Holders of Allowed Claims shall be made (1) at the address set forth on the respective Proofs of Claim filed by such Holders, (2) at the addresses set forth in any written notices of address change delivered to the Debtors or the Reorganized Debtors after the date of any related Proof of Claim, or (3) at the address reflected in the Debtors’ Schedules if no Proof of Claim has been filed and the Debtors and the Reorganized Debtors have not received a written notice of a change of address.

(b)    If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder, and the Reorganized Debtors shall have no obligation to make any further distribution to the Holder, unless and until the Reorganized Debtors are notified in writing of such Holder’s then current address.  Subject to Section 6.7(d) of this Plan, the Reorganized Debtors shall retain undeliverable distributions until such time as a distribution becomes deliverable.

(c)     Notwithstanding any other provision of this Plan, the Debtors shall recognize the Proof of Claims filed by the Indenture Trustees in respect of the Senior Note Claims and the Subordinated TRUPS Claims for all purposes under this Plan.  Accordingly, any Proof of Claim filed by the registered or beneficial Holder of such Claims shall be deemed disallowed as duplicative of the Proofs of Claim filed by such Indenture Trustees without the need for any further action or an order of the Bankruptcy Court, except to the extent such Proof of Claim does not include Claims asserted by one or more of the Indenture Trustees.  The Indenture Trustees shall be deemed to be the Holders of all Allowed Senior Note Claims or Subordinated TRUPS Claims, as applicable, for purposes of distributions to be made hereunder, and all distributions on account of such Claims shall be made to or on behalf of the applicable Indenture Trustee, subject to the subordination provisions of the Subordinated TRUPS Indentures.  The Senior Indenture Trustee shall be authorized but not required to effect any distribution under this Plan through the book entry transfer facilities of The Depository Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such distribution.

(d)    Any Holder of an Allowed Claim who does not assert a Claim for an undeliverable distribution within one (1) year after the Distribution Date on account of such Claim shall no longer have any claim to or interest in such undeliverable distribution and shall be forever barred from receiving any distribution under this Plan and such amount shall be distributed in accordance with the terms of this Plan or, if all other  Holders of Allowed Claims have received all property to which they are entitled under the Plain, retained by the Reorganized Debtors.

6.8 Disputed Claims.

(a)    No payment or other distribution or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order or by stipulation between the Debtors and the Holder of the Claim.  No distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time.

(b)    On the Distribution Date, the Debtors shall establish the Disputed Claims Reserve and the Debtors shall deposit into the Disputed Claims Reserve the amount of cash or other consideration to be provided under this Plan to the Holder of a Disputed Claim as if such Holder’s Claim were an Allowed Claim in an amount to be determined by the Debtors in the reasonable exercise of their business judgment.

(c)    The Debtors (prior to the Effective Date) or Reorganized Debtors (after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection.  Any Final Order of the Bankruptcy Court that estimates a Disputed Claim pursuant to this Section 6.8(c) irrevocably shall constitute and be a conclusive and final determination of the maximum allowable amount of the Claim of such Creditor, should it become an Allowed Claim.  Accordingly, the Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to this Section 6.8(c) shall not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a result of any subsequent adjudication or actual determination of the allowed amount of such Disputed Claim or otherwise, and the Holder of such Claim shall not have recourse to the Debtors, the Reorganized Debtors, or any Assets of the foregoing in the event the allowed amount of the Holder’s Claim is at any time later determined to exceed the estimated maximum allowable amount.   As soon as practicable after entry of an order estimating a Disputed Claim under section 502(c) of the Bankruptcy Code, the Debtors shall deposit into the Disputed Claims Reserve the amount of cash or other consideration to be provided under this Plan to the Holder of the Disputed Claim as if the Disputed Claim were an Allowed Claim in its maximum allowable amount.

(d)    Following the date on which a Disputed Claim becomes an Allowed Claim after the Distribution Date, the Reorganized Debtors shall pay directly to the Holder of such Allowed Claim the amount provided for under Articles IV or V of this Plan, as applicable.  Conversely, following the date a Disputed Claim becomes a Disallowed Claim, the Reorganized Debtors shall transfer the entire amount on reserve in the Disputed Claims Reserve with respect to such Disputed Claim pursuant to Section 6.8(a) of this Plan to the Reorganized Debtors unless, after such transfer, the amounts remaining in the Disputed Claim Reserve would be insufficient to satisfy the obligations established under this Plan.

6.9 Disbursement of Funds.  The Reorganized Debtors or their duly appointed disbursing agent shall make all distributions of cash or other property required under this Plan, unless this Plan specifically provides otherwise. All cash and other property held by the Reorganized Debtors for distribution under this Plan shall be held by them in trust for the exclusive benefit of the Holders of Allowed Claims, shall not be commingled with the general assets of the Reorganized Debtors, and shall not be subject to any claim by any Person except as provided under this Plan.

6.10    Direction to Parties.  From and after the Effective Date, the Debtors or the Reorganized Debtors may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver, or to join in the execution or delivery, of any instrument required to effect a transfer of property required under this Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of this Plan, pursuant to section 1142(b) of the Bankruptcy Code, provided that such direction is in accordance with this Plan.

6.11   Setoffs.  The Debtors or the Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, the claims, rights and causes of action of any nature (other than claims arising under Chapter 5 of the Bankruptcy Code) that the Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with this Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and causes of action that the Debtors possess against such Holder.

ARTICLE VII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1 Rejection of Certain Executory Contracts.  Except as otherwise provided in this Plan or in any contract, instrument, release or other agreement entered into in connection with this Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors will reject each of the Executory Contracts listed on Schedule 7.1; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Schedule 7.1 to (a) delete any Executory Contract listed therein, thus providing for its assumption pursuant to Section 7.2 or (b) add any Executory Contract thereto, thus providing for its rejection pursuant to this Section 7.1.  The Debtors will file Schedule 7.1 with the Bankruptcy Court prior to the Confirmation Hearing and will provide notice of Schedule 7.1 to the non-Debtor parties to the Executory Contracts affected thereby and to those parties entitled to notice pursuant to Bankruptcy Rule 2002.  The Debtors will provide notice of any amendments to Schedule 7.1 to the non-Debtor parties to the Executory Contracts affected thereby and to those parties entitled to notice pursuant to Bankruptcy Rule 2002.  Each contract and lease listed on Schedule 7.1 will be rejected only to the extent that such contract or lease constitutes an Executory Contract.  Listing a contract or lease on Schedule 7.1 will not constitute an admission by the Debtors or the Reorganized Debtors that the contract or lease is an Executory Contract or that the Debtors or Reorganized Debtors have any liability thereunder.

7.2 Executory Contracts Assumed if Not Rejected.  On the Effective Date, except for an Executory Contract that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is rejected pursuant to Section 7.1 above, each Executory Contract of every kind and nature entered into by the Debtors prior to the Petition Date that has not previously expired or terminated pursuant to its own terms prior to the Effective Date will be assumed pursuant to section 365 of the Bankruptcy Code, except:  (i) any Executory Contract that is the subject of a separate motion to reject filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be deemed assumed as of the Effective Date; and (ii) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an Executory Contract that is later determined by the Bankruptcy Court to be an Executory Contract that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination.  Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an Executory Contract shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption of the Executory Contracts as provided for by this Section 7.2, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

7.3 Bar Date for Rejection Claims.  If the rejection of any Executory Contract under this Plan gives rise to a Claim by the non-Debtor party or parties to such Executory Contract, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4 or Class 7, as appropriate; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their successors or properties, unless a proof of such Claim is filed and served on the Reorganized Debtors within twenty (20) days after the date of notice of the entry of the order of the Court rejecting the Executory Contract, which may include, if applicable, the Confirmation Order.   To the extent Rejection Claims initially are Disputed Claims, but subsequently become Allowed Claims, the Reorganized Debtors shall pay such Rejection Claims in accordance with this Plan, but nothing herein shall constitute a determination that any such rejection gives rise to or results in a Claim or constitutes a waiver of any objections to such Claim by the Debtors, the Reorganized Debtors or any party in interest.

7.4  Cancellation of Securities, Instruments, and Any Other Agreements Evidencing Claims and Interests.  Except as otherwise provided in this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that the Senior Note Indenture shall continue in effect solely for the purposes of allowing the Senior Note Trustee to enforce the indemnity provisions of the Senior Note Indenture; allowing Senior Noteholders to receive their distributions hereunder and on account of the subordination provisions of the TRUPS Indentures; allowing the Senior Note Trustee to make the distributions to be made on account of Senior Note Claims under this Plan; and, to the extent necessary, allowing the Senior Note Trustee to enforce its Indenture Trustee Charging Lien, after which point the Senior Note Indenture shall be cancelled and discharged; provided further, however, that the subordination provisions of the Subordinated TRUPS Indentures shall survive the cancellation and discharge of the Subordinated TRUPS Indentures.  The Holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments, or the cancellation thereof, except the rights provided pursuant to this Plan.

ARTICLE VIII
RETENTION OF JURISDICTION

8.1 General Scope of Jurisdiction.  Following the Effective Date, the Bankruptcy Court shall retain jurisdiction over these Cases to the extent legally permissible, including without limitation such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are carried out.

8.2 Claims and Actions.  The Bankruptcy Court shall retain jurisdiction (a) to classify, resolve objections to, and determine or estimate pursuant to section 502(c) of the Bankruptcy Code all Claims against, and Interests in, the Debtors and (b) to adjudicate and enforce all claims and Causes of Action owned by the Debtors or the Reorganized Debtors.

8.3 Specific Jurisdiction.  Without in any way limiting the scope of the Bankruptcy Court’s retention of jurisdiction over these Cases as otherwise set forth in this Plan, the Bankruptcy Court shall retain jurisdiction for the following specific purposes:

(a)    To determine all questions and disputes regarding title to the respective Assets of the Debtors, all causes of action, controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtors and any other party, including without limitation any right to recover Assets pursuant to the provisions of the Bankruptcy Code;

(b)    To modify this Plan after the Effective Date pursuant to the Bankruptcy Code, the Bankruptcy Rules, and applicable law;

(c)    To enforce and interpret the terms and conditions of this Plan or the Confirmation Order;

(d)    To enforce and interpret the terms and conditions of the ACC Settlement;

(e)    To enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Reorganized Debtors, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

(f)    To enter a final decree closing the Cases;

(g)    To correct any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to implement the purposes and intent of this Plan;

(h)    To determine any and all objections to the allowance or classification of Claims;

(i)    To adjudicate all claims or controversies to a security or ownership interest in any of the Debtors’ Assets or in any proceeds thereof;

(j)    To determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code;

(k)    To determine any applications or motions pending on the Effective Date for the rejection, assumption or assumption and assignment of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

(l)    To determine any and all motions, applications, adversary proceedings and contested matters that may be pending on the Effective Date or filed thereafter;

(m)    To remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court to the extent authorized by this Plan or the Bankruptcy Court;

(n)    To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement or consummation of this Plan;

(o)    To consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtors arising under or in connection with this Plan;

(p)    To issue such orders in aid of execution of this Plan as may be authorized by section 1142 of the Bankruptcy Code;

(q)    To determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, this Plan or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with this Plan or the Confirmation Order;

(r)    To make such orders as are necessary or appropriate to carry out the provisions of this Plan;

(s)    To adjudicate all claims of any nature by any person which may be adverse or otherwise affect the value of the property of the Estates dealt with by this Plan;

(t)    To determine any other matters not inconsistent with the Bankruptcy Code; and

(u)    To make such orders and/or take such action as is necessary to enjoin any interference with the implementation or the consummation of this Plan.

8.4 Failure of Bankruptcy Court to Exercise Jurisdiction.  If the Bankruptcy Court abstains from exercising, declines to exercise, or is otherwise without jurisdiction over any matter arising out of the Cases, including the matters set forth in this Article VIII, this Article VIII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE IX
INJUNCTION AGAINST INTERFERENCE WITH PLAN,
RELEASES AND DISCHARGE OF DEBTORS

9.1 No Interference.  No Person will be permitted to commence or continue any action or proceeding or perform any act to interfere with the implementation and consummation of this Plan or the payments required to be made hereunder.

9.2 Releases of ACC Released Parties by the Debtors and the Estates.  As of the Effective Date, the Committee, the Debtors, their estates, the Reorganized Debtors and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the ACC Released Parties from any and all claims or manner of action, suits, Causes of Action, actions, liens, agreements, promises, liabilities, demands, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, indemnity or otherwise, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors and/or the Financings and/or the Prepetition GGRE Repo Agreements or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring at any time up to and including the Effective Date.  Notwithstanding anything contained in this Section 9.2, the foregoing is not intended to release the ACC Released Parties’ obligations under the ACC Settlement or this Plan.

9.3 Releases by Creditors.  On the Effective Date and subject to the Holder of an Allowed Claim receiving the treatment to which such Holder is entitled under this Plan and the payment of the Cash Contribution, and to the fullest extent permissible under applicable law, all Holders of Claims that have not made the Creditor Opt-Out Election, in consideration for the obligations of the Released Parties under this Plan and the ACC Settlement, will be deemed to forever release, waive and discharge each of the Released Parties from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, whether contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors and/or the Financings or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.

9.4 Releases of Released Parties by the Senior Indenture Trustee and Senior Noteholders.  As of the Effective Date and upon the payment of the Cash Contribution to the Debtors’ Estates, the Senior Indenture Trustee and the Senior Noteholders, and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the Released Parties from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors and/or the Financings or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.  For the avoidance of doubt, the releases granted pursuant to this Section 9.4 include releases for the benefit of the ACC Released Parties.

9.5 Release of the Released Parties by the Subordinated TRUPS Claims holders and Subordinated TRUPS Indentures Trustees.  As of the Effective Date and upon the payment of the Cash Contribution to the Debtors’ Estates, the Subordinated TRUPS Claims holders and Subordinated TRUPS Indentures Trustees, and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the Released Parties from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors and/or the Subordinated TRUPS Indentures, the Taberna Action or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.  For the avoidance of doubt, the releases granted pursuant to this Section 9.5 include releases for the benefit of the ACC Released Parties.  In accordance with the aforementioned releases, within ten (10) days of the Effective Date, the Subordinated TRUPS Claims holders and Subordinated TRUPS Indentures Trustees shall promptly take any and all actions necessary to facilitate dismissal with prejudice of the Taberna Action, including, but not limited to, a motion seeking dismissal of such action with prejudice.

9.6 Release of the Released Parties by the WAMU Noteholder.  As of the Effective Date and upon the payment of the Cash Contribution to the Debtors’ Estates, the WAMU Noteholder and its successors and assigns, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the Released Parties from any and all claims or manner of action, suits, Causes of Action, actions, liens, agreements, promises, liabilities, demands, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, indemnity or otherwise, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to the WAMU Term Note or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring at any time up to and including the Effective Date.  For the avoidance of doubt, the releases granted pursuant to this Section 9.6 include releases for the benefit of the ACC Released Parties.

9.7 Releases of Subordinated TRUPS Claims holders and Subordinated TRUPS Indentures Trustees by Debtors and the ACC Released Parties.  As of the Effective Date, the Debtors, their estates, the Reorganized Debtors, the ACC Released Parties and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the Holders of Subordinated TRUPS Claims and the Subordinated TRUPS Indentures Trustees from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors, the Financings, the Subordinated TRUPS Indentures and/or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.

9.8 Releases of Creditor Released Parties by Debtors and the ACC Released Parties.  As of the Effective Date, the Debtors, their estates, the Reorganized Debtors, the ACC Released Parties and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged each of the Creditor Released Parties from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors and/or the Financings or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.

9.9 Release of Senior Indenture Trustee Released Parties by Senior Noteholders.  As of the Effective Date, the Senior Noteholders, and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged the Senior Indenture Trustee Released Parties from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors, the Senior Note Indenture and/or the Cases, or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.

9.10   Release of Subordinated TRUPS Indenture Trustees by Holders of Subordinated TRUPS Claims.  As of the Effective Date, the Holders of Subordinated TRUPS Claims, and the successors and assigns of any of them, and any other person that claims or might claim through, on behalf of, or for the benefit of any of the foregoing, shall be deemed to have irrevocably and unconditionally, fully, finally and forever waived, released, acquitted and discharged the Subordinated TRUPS Indenture Trustees from any and all claims, Causes of Action, actions, fees, costs and expenses, of any type whatsoever, direct or derivative, contract or tort, legal or equitable, known or unknown, common law or statutory, contingent or fixed, liquidated or unliquidated, matured or unmatured, that arise out of or relate in any way to any or all of the Debtors, the Subordinated TRUPS Indentures and/or the Cases, or any claim, act, fact, transaction, occurrence, statement or omission in connection therewith occurring up to and including the Effective Date.

9.11   Injunction.  The occurrence of the Effective Date and the payment of the Cash Contribution shall serve to satisfy all Claims or causes of action arising out of any Claim addressed by the terms of this Plan and will operate as an injunction against (i) the commencement or continuation of an action, the employment of process, or an act, to collect or recover from, or offset against, property of the Debtors except as provided in this Plan and (ii) the commencement or continuation of an action, the employment of process, or an act, to collect or recover from, or offset against, property of any Released Party on account of any claims, rights or causes of action released pursuant to this Plan.

9.12   Scope and Effect of Discharge.  Pursuant to sections 524 and 1141(d) of the Bankruptcy Code and except as otherwise provided in Section 9.13 or elsewhere in this Plan or the Confirmation Order, on the Effective Date, each of the Debtors, the Reorganized Debtors, and the Estates shall be discharged and released from any and all Claims, Liens, and Interests that arose before the date the Bankruptcy Court enters the Confirmation Order, and any debts of a kind specified in sections 502(g), (h) or (i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based upon such debt has accepted this Plan.  In addition, except as otherwise provided in this Plan or the Confirmation Order, the rights afforded under this Plan and the treatment of Allowed Claims under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Allowed Claims against the Debtors and any of their Assets, including any Allowed Claim for interest accruing after the Petition Date and prior to the Effective Date.  On the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Reorganized Debtors, their agents, successors or assigns or their assets, any other or further claims, debts, rights, causes of action, liabilities or equity interests arising out of any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

9.13   Survival of Indemnification and Contribution Obligations.  Notwithstanding anything to the contrary contained in this Plan, the obligations of the Debtors to indemnify and/or provide contribution to its current and former directors, officers and employees pursuant to the Debtors’ articles of incorporation, operating agreements, by-laws, applicable statutes or contractual obligations, as applicable, with respect to all past, present and future actions, suits, proceedings, or claims against any of such directors, officers and employees, based upon any act or omission related to service with, for, or on behalf of the Debtors, whether occurring before or after the Effective Date, shall not be discharged or impaired by Confirmation of this Plan, but rather shall survive unaffected by this Plan and the Confirmation Order and shall become obligations of the Reorganized Debtors.

ARTICLE X
CONDITIONS PRECEDENT TO EFFECTIVE DATE

10.1   Conditions to Confirmation. The following are conditions precedent to the occurrence of the Confirmation Date:

(a)   entry of an Order finding that the Disclosure Statement contains adequate information pursuant to Bankruptcy Code section 1125;

(b)   all conditions to the effectiveness of the Arco Settlement that can be satisfied prior to confirmation of the Plan, including without limitation that the Plan has been accepted in accordance with Section 1126 of the Bankruptcy Code by Classes 4(a) and 5(a) of the Plan, have been satisfied.

10.2   Conditions to Effective Date.  The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article X of this Plan:

(a)   the Confirmation Order shall have been entered in form and substance reasonably satisfactory to Debtors and the ACC Parties;

(b)   in the event (i) an objection to confirmation of the Plan is filed by WaMu, one or more of the Senior Noteholders, the Senior Indenture Trustee, one or more holders of Subordinated TRUPS Claims, one or both of the Subordinated TRUPS Indentures Trustees or the Committee and (ii) the Confirmation Order is entered over such objection(s), the Confirmation Order shall have become a Final Order;

(c)   the Confirmation Order shall provide that Debtors or Reorganized Debtors are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with this Plan;

(d)   all actions, documents and agreements necessary to implement this Plan shall have been or been deemed, effected or executed; and

(e)   all releases of the ACC Released Parties set forth in the ACC Settlement and this Plan have been approved by the Court.

10.3    Waiver of Conditions.  Except as provided herein, the conditions set forth in this Article X may be waived by the ACC Parties.  The failure of the ACC Parties to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1   Creditors’ Committee.  On the Effective Date, the Creditors’ Committee and any other committee appointed in the Cases pursuant to section 1102 of the Bankruptcy Code will be dissolved and the members thereof and the professionals retained by the Creditors’ Committee in accordance with section 1103 of the Bankruptcy Code (including, without limitation, attorneys, investment advisors, accountants and other professionals) will be released and discharged from their respective fiduciary obligations, duties and responsibilities, except that the Creditors’ Committee shall continue to exist for a period of thirty (30) days after the Effective Date solely for purposes of: (i) asserting, disputing, and participating in the resolution of Professional Fee Claims; (ii) prosecuting or participating in any appeal of the Confirmation Order or any request for reconsideration thereof; (iii) enforcing compliance with this Plan and Confirmation Order by the Reorganized Debtors or the ACC Parties, and (iv) protecting the rights of unsecured creditors under this Plan.

11.2   Revocation and Withdrawal of this Plan.  Subject to the terms of this Plan, the Debtors reserve the right to revoke or withdraw this Plan at any time before entry of a Confirmation Order.  If the Debtors, or one of the individual Debtors, as the case may be, revoke or withdraw this Plan prior to the Confirmation Date, or if Confirmation or the Effective Date does not occur with respect to one or more of the Debtors, then this Plan shall be deemed to be null and void as to that Estate.  In such event, nothing contained in this Plan or in any document relating to this Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Debtors or any Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

11.3   Governing Law.  Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, notwithstanding any conflicts of law principles, rules or laws to the contrary.

11.4   Successors and Assigns.  The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

11.5   Time.  In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk’s office for such court inaccessible, in which event the period runs until the end of the next day that is not one of the aforementioned days.  When the period of time prescribed or allowed is less than eight (8) calendar days, intermediate days that are not Business Days shall be excluded from the computation.

11.6   Construction.  The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

11.7   Amendments.  The Plan may be amended, modified or supplemented by the Debtors before the Effective Date and by the Reorganized Debtors after the Effective Date, in each case only in the manner provided for by section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and applicable law.

11.8   Post-Confirmation Effect of Evidences of Claims or Interests.  From and after the Effective Date, all promissory notes evidencing obligations of the Debtors and other evidences of Claims that arose prior to the Effective Date shall be deemed canceled, null, void, and of no force or effect whatsoever, and shall constitute no more than evidence of the Holder’s right to treatment of the Claim so evidenced in accordance with this Plan.

11.9   Term of Injunctions or Stays.  Unless otherwise provided in accordance with this Plan or an applicable order of the Bankruptcy Court, all injunctions or stays provided for in the Cases pursuant to sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date.

11.10   Officers and Management of the Reorganized Debtors.  The officers and directors of the Debtors on the Confirmation Date shall become the officers and directors of the Reorganized Debtors on the Effective Date.  After the Effective Date, the corporate governance and management of the Reorganized Debtors shall be determined by the Board of Directors of the Reorganized Debtors in accordance with the laws of the state of domicile of each Reorganized Debtor and in accordance with this Plan.

11.11   No Waiver of Discharge.  Except as otherwise specifically provided herein, nothing in this Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of this Plan pursuant to section 1141 of the Bankruptcy Code.

11.12   Exculpation.  None of the Released Parties shall have or incur any liability to any Person for any act or omission in connection with or arising out of their participation in the Cases, including without limitation in the formulation, confirmation, consummation, and/or administration of this Plan or the property to be distributed under this Plan, except if such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct, and in all respects, each of such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities and shall be fully protected in acting or in refraining from action in accordance with such advice.

11.13   Section 1145 Exemption.  Pursuant to section 1145(a) of the Bankruptcy Code, neither section 5 of the Securities Act of 1933 nor any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, shall apply with respect to any security being offered, sold or transferred under this Plan, including without limitation to the Reorganized Equity Interests.

11.14   Section 1146 Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, or the re-vesting, transfer or sale of any real or personal property of the Debtors or the Reorganized Debtors pursuant to, in implementation of, or as contemplated by this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

11.15   Compliance with Tax Requirements.  In connection with this Plan, to the extent applicable, the Debtors, the Reorganized Debtors or any agent thereof making disbursements in accordance with this Plan shall comply with all reporting and withholding requirements imposed on them by any governmental unit.

11.16   Further Actions.  Each of the Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of this Plan.

11.17   Severability of Plan Provisions.  If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

ARTICLE XII
REQUEST FOR CONFIRMATION

The Debtors request confirmation of this Plan under section 1129(a) or 1129(b) of the Bankruptcy Code, as appropriate.

LUMINENT MORTGAGE CAPITAL, INC.

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

MERCURY MORTGAGE FINANCE STATUTORY TRUST

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

PANTHEON HOLDING COMPANY

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

MAIA MORTGAGE FINANCE CORP.

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

LUMINENT CAPITAL MANAGEMENT, INC.

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

SATURN PORTFOLIO MANAGEMENT, INC.

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

MINERVA MORTGAGE FINANCE CORP.

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

MINERVA CDO DELAWARE SPV LLC

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

OT REALTY TRUST

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

PROSPERPINE LLC

By:	/s/ Zachary H. Pashel
Name: Zachary H. Pashel
Title: President and Chief Executive Officer

/s/ Joel I. Sher
Joel I. Sher, Maryland No. 00719
SHAPIRO, SHER, GUINOT, & SANDLER
36 South Charles Street
Suite 2000
Baltimore, Maryland 21201-3147
Telephone: (410) 385-4277

-and-

Peter S. Partee (admitted pro hac vice)
Richard P. Norton (admitted pro hac vice)
Scott H. Bernstein (admitted pro hac vice)
HUNTON & WILLIAMS LLP
200 Park Avenue, 53rd Floor
New York, New York 10166-0136
Telephone: (212) 309-1000

Michael G. Wilson (admitted Pro Hac Vice)
Thomas N. Jamerson (admitted Pro Hac Vice)
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074

Co-Counsel for Debtors and Debtors-in-Possession